   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 1996
                                                         REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                                ---------------

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      ECHOSTAR COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

            NEVADA                       88-03369997
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or             Identification No.)
         organization

                            90 Inverness Circle East
                           Englewood, Colorado 80112
                                 (303) 799-8222
                    (Address of principal executive offices)

                            ------------------------

                      EchoStar Communications Corporation
                             1996 Launch Bonus Plan
                              (Full Title of Plan)

                               DAVID K. MOSKOWITZ
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      ECHOSTAR COMMUNICATIONS CORPORATION
                            90 INVERNESS CIRCLE EAST
                           ENGLEWOOD, COLORADO 80112
                            (303) 799-8222 EXT. 5323

                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
                            ------------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                      PROPOSED MAXIMUM     AGGREGATE
    SECURITIES TO BE          AMOUNT TO       OFFERING PRICE       OFFERING         AMOUNT OF
       REGISTERED           BE REGISTERED       PER SHARE          PRICE(1)      REGISTRATION FEE
Class A Common Stock,
  $0.01 par value........    8,000 shares       $24.25(1)        $194,000.00         $100.00

(1) This calculation is made solely for the purpose of determining the amount of the registration fee and, in accordance with Rule 457(h) under the Securities Act of 1933, is based upon the average of the high and low prices of the Class A Common Stock as quoted in Nasdaq as of September 6, 1996.

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
                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-26176) are hereby incorporated in this Registration Statement by reference. In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to the Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective June 20, 1995, pursuant to Section 12 of the Exchange Act is also incorporated herein by this reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    The Company's combined and consolidated financial statements dated as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 0-26176, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Articles of Incorporation of the Company provide for indemnification of the officers and directors of the Company to the fullest extent permitted by
Section 78.751 of the Nevada General Corporation Law. The Registrant maintains certain insurance policies for its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

ITEM 8.  EXHIBITS

      4.1  Specimen Share Certificate.*
      4.2  Articles of Incorporation of the Company.*
      4.3  Bylaws of the Company.*
      4.4  Summary of 1996 Launch Bonus Plan.
      5.1  Opinion and Consent of David K. Moskowitz.
     23.1  Consent of David K. Moskowitz. See Exhibit 5.1.
     23.2  Consent of Arthur Andersen LLP.
      24   Power of Attorney.

- ------------------------
* Incorporated by reference to the Company's Registration Statement on Form S-1, Registration Number 33-91276.

ITEM 9.  UNDERTAKINGS

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 6, 1996.

                                          ECHOSTAR COMMUNICATIONS CORPORATION

                                          By        /s/ DAVID K. MOSKOWITZ

                                             -----------------------------------
                                                     David K. Moskowitz
                                               SENIOR VICE PRESIDENT, GENERAL
                                                           COUNSEL
                                                        AND SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------
                                     President, Chief
                 *                    Executive Officer,
- -----------------------------------   Chairman and Director       September 6,
         Charles W. Ergen             (Principal Executive            1996
                                      Officer)

                                     Vice President and Chief
                 *                    Financial Officer           September 6,
- -----------------------------------   (Principal Financial            1996
         Steven B. Schaver            Officer)

                                     Vice President, Treasurer
                 *                    and Controller              September 6,
- -----------------------------------   (Principal Accounting           1996
          J. Allen Fears              Officer)

                 *
- -----------------------------------  Director                     September 6,
          R. Scott Zimmer                                             1996

                 *
- -----------------------------------  Director                     September 6,
          James DeFranco                                              1996

                 *
- -----------------------------------  Director                     September 6,
        Raymond L. Friedlob                                           1996

                 *
- -----------------------------------  Director                     September 6,
         Alan M. Angelich                                             1996

    *By:           /s/ J. ALLEN
               FEARS
- -----------------------------------
          J. Allen Fears
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                             EXHIBIT DESCRIPTION
- -----------  ---------------------------------------------------------------------------------------------------

       4.1   Specimen Share Certificate.*
       4.2   Articles of Incorporation of the Company.*
       4.3   Bylaws of the Company.*
       4.4   Summary of 1996 Launch Bonus Plan.
       5.1   Opinion and Consent of David K. Moskowitz.
      23.1   Consent of David K. Moskowitz. See Exhibit 5.1.
      23.2   Consent of Arthur Andersen LLP.
      24     Power of Attorney.

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* Incorporated by reference to the Company's Registration Statement on Form S-1,
  Registration Number 33-91276.